Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the Quarterly Report of Abazias, Inc. (the  "Company") on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on  the date  hereof  (the  "Report"), I, Oscar Rodriguez, acting in the capacity as the Chief Executive Officer of  the Company, certify to the best of my knowledge, pursuant  to 18  U.S.C. Section 1350, as adopted pursuant to Section 906 of  the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 20, 2008	By:	/s/ Oscar Rodriguez
Oscar Rodriguez
President and Director